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                                                                     EXHIBIT 1.1






                                 RIBAPHARM INC.

                                26,000,000 Shares

                                  Common Stock
                                ($.01 Par Value)

                             UNDERWRITING AGREEMENT




      __________, 2002
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                             UNDERWRITING AGREEMENT


                                                               ___________, 2002

UBS Warburg LLC
CIBC World Markets Corp.
SG Cowen Securities Corporation
As Representatives of the several Underwriters named in Schedule A hereto

c/o UBS Warburg LLC
    299 Park Avenue
    New York, New York  10171


Ladies and Gentlemen:

            ICN Pharmaceuticals, Inc., a Delaware corporation (the "Selling Stockholder") and the corporate parent of Ribapharm Inc., a Delaware corporation (the "Company"), proposes to sell to the underwriters named in Schedule A annexed hereto (the "Underwriters") an aggregate of 26,000,000 shares (the "Firm Shares") of Common Stock, $.01 par value per share (the "Common Stock"), of the Company. In addition, solely for the purpose of covering over-allotments, the Selling Stockholder proposes to grant to the Underwriters the option to purchase from the Selling Stockholder up to an additional 3,900,000 shares of Common Stock (the "Additional Shares" and, collectively with the Firm Shares, the "Shares"). The Shares are described in the Prospectus (as defined below).

            The Selling Stockholder and the Company hereby acknowledge that in connection with the proposed offering of the Shares, they have requested UBS Warburg LLC ("UBS Warburg") to administer a directed share program (the "Directed Share Program") under which up to 1,300,000 shares of the Firm Shares to be purchased by the Underwriters (the "Reserved Shares") shall be reserved for sale by the Underwriters at the initial public offering price to the Company's and the Selling Stockholder's officers, directors, employees, and consultants and others having a business relationship with the Company (the "Directed Share Participants") as part of the distribution of the Shares by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the National Association of Securities Dealers, Inc. and all other applicable laws, rules and regulations. The number of Shares available for sale to the general public will be reduced to the extent that Directed Share Participants purchase Reserved Shares. The Underwriters may offer any Reserved Shares not purchased by Directed Share Participants to the general public on the same basis as the other Shares being sold hereunder. The Selling Stockholder and the Company have supplied UBS Warburg with the names, addresses and telephone numbers of the individuals or other entities which the Selling Stockholder and the Company have designated to be
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participants in the Directed Share Program. It is understood that any number of those designated to participate in the Directed Share Program may decline to do so.

            The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively called the "Act"), with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (File No. 333-39350) including a prospectus, relating to the Shares. The Company has furnished to you, for use by the Underwriters and by dealers, copies of one or more preliminary prospectuses (each thereof being herein called a "Preliminary Prospectus") relating to the Shares. Except where the context otherwise requires, the registration statement, as amended when it becomes effective, including all documents filed as a part thereof, and including any information contained in a prospectus subsequently filed with the Commission pursuant to Rule 424(b) under the Act and deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430(A) under the Act and also including any registration statement filed pursuant to Rule 462(b) under the Act, is herein called the "Registration Statement," and the prospectus, in the form filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act) or, if no such filing is required, the form of final prospectus included in the Registration Statement at the time it became effective, is herein called the "Prospectus." At or prior to completion of the offering of the Shares, the Selling Stockholder shall have contributed to the Company, and the Company shall have received from the Selling Stockholder, all the assets necessary for the conduct of the business of the Company as described in the Registration Statement and the Prospectus, and the Selling Stockholder, the Company and, in certain cases, certain other subsidiaries of the Selling Stockholder shall enter into an affiliation and distribution agreement, a management services agreement, a confidentiality agreement, a registration rights agreement, a tax sharing agreement and a lease agreement (all as described in the Registration Statement and the Prospectus under the caption "Relationship with ICN") (such agreements, collectively, the "Intercompany Agreements," and all of such transactions, including the contribution of assets to the Company, the "Formation Transactions"). All historical references in this Agreement to the Company include its prior operation as a division of the Selling Stockholder.

            The Company, the Selling Stockholder and the Underwriters agree as follows:

            1. Sale and Purchase. Upon the basis of the representations, warranties and covenants and subject to the terms and conditions herein set forth, the Selling Stockholder agrees to sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Selling Stockholder that number of Firm Shares set forth opposite the name of such Underwriter in Schedule A annexed hereto. The purchase price in respect of the Shares purchased by the Underwriters from the Selling Stockholder is $ per Share. The Selling Stockholder and the Company are advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Shares as soon after the effective date of the Registration Statement as in your judgment is advisable and (ii) initially to offer the Firm Shares upon


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the terms set forth in the Prospectus. You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.

            Upon the basis of the representations, warranties and covenants and subject to the terms and conditions herein set forth, the Selling Stockholder also hereby grants to the several Underwriters the option to purchase, and the Underwriters shall have the right to purchase, severally and not jointly, from the Selling Stockholder ratably in accordance with the number of Firm Shares to be purchased by each of them, all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Firm Shares, at the same purchase price per share to be paid by the Underwriters to the Selling Stockholder for the Firm Shares. This option may be exercised by you on behalf of the several Underwriters at any time on or before the thirtieth day following the date hereof, by written notice to the Selling Stockholder and the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the additional time of purchase); provided, however, that the additional time of purchase shall not be earlier than the time of purchase (as defined below) nor earlier than the second business day(1) after the date on which the option shall have been exercised nor later than the tenth business day after the date on which the option shall have been exercised. The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Shares (subject, in each case, to such adjustment as you may determine to eliminate fractional shares).

            2. Payment and Delivery. Payment of the purchase price for the Firm Shares shall be made to the Selling Stockholder by Federal Funds immediately available wire transfer, against delivery of the certificates for the Firm Shares to you through the facilities of the Depository Trust Company for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 A.M., New York City time, on _________, 2002 (unless another time shall be agreed to by you and the Selling Stockholder and the Company or unless postponed in accordance with the provisions of Section 8 hereof). The time at which such payment and delivery are actually made is hereinafter sometimes called the "time of purchase." Electronic transfer of the Firm Shares shall be made to you at the time of purchase in such names and in such denominations as you shall specify.

            Payment of the purchase price for the Additional Shares shall be made at the additional time of purchase in the same manner and at the same office as the payment for the Firm Shares. Electronic transfer of the Additional Shares shall be made to you at


------------------------------------
(1) As used herein "business day" shall mean a day on which the New York Stock Exchange is open for trading.


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the additional time of purchase in such names and in such denominations as you shall specify.

            Deliveries of the documents described in Section 6 below with respect to the purchase of the Shares shall be made at the offices of Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, New York at 9:00 A.M., New York City time, on the date of the closing of the purchase of the Firm Shares or the Additional Shares, as the case may be.

            3. Representations and Warranties of the Company and the Selling Stockholder.


                  (i) The Company represents and warrants to each of the Underwriters that:

            (a) the Company has not received, and has no notice of, any order of the Commission preventing or suspending the use of any Preliminary Prospectus, or instituting proceedings for that purpose, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act; and when the Registration Statement becomes effective, the Registration Statement and the Prospectus will conform in all material respects with the provisions of the Act, and the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statement contained in the Registration Statement or the Prospectus in reliance upon and in conformity with information concerning the Underwriters and furnished in writing by or on behalf of any Underwriter through you to the Company expressly for use in the Registration Statement or the Prospectus; and neither the Company nor any of its affiliates has distributed any offering material in connection with the offering or sale of the Shares other than the Registration Statement, the Preliminary Prospectus, the Prospectus or any other materials, if any, permitted by the Act;

            (b) as of the date of this Agreement and as of the time of purchase, the Company has and will have an authorized and outstanding capitalization as set forth in the section of the Registration Statement and the Prospectus entitled "Capitalization";

            (c) all of the issued and outstanding shares of capital stock of the Company, including the Shares, have been duly and validly authorized and issued and are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right;


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            (d)   the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, to execute and deliver and perform its obligations under this Agreement, to enter into the Intercompany Agreements and to receive the assets to be contributed to it in the Formation Transactions;

            (e) the Company is duly qualified to do business as a foreign corporation in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to so qualify would not individually or in the aggregate have a material adverse effect on the business, operations, prospects, properties, condition (financial or otherwise) or results of operations of the Company or on the ability of the Company and the Selling Stockholder to consummate the transactions contemplated hereby or to receive the assets to be contributed to it in the Formation Transactions (a "Material Adverse Effect"); the Company has no subsidiaries (as defined in the Act); the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt of any corporation or have any direct or indirect equity interest or ownership of long-term debt in any firm, partnership, limited liability company, joint venture, association or other entity; complete and correct copies of the certificate of incorporation and of the bylaws of the Company and all amendments thereto have been delivered to you and, except as set forth in the exhibits to the Registration Statement, no changes therein will be made subsequent to the date hereof and prior to the time of purchase or, if later, the additional time of purchase;

            (f) the Company is not in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would result in any breach of, or constitute a default under), (i) its charter or bylaws or (ii) except as would not individually or in the aggregate have a Material Adverse Effect, any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company is a party or by which it or any of its properties is bound; and the execution, delivery and performance of this Agreement and the Intercompany Agreements, the sale of the Shares by the Selling Stockholder, the consummation of the transactions contemplated hereby and by the Intercompany Agreements and the receipt by the Company of the assets to be contributed to it in the Formation Transactions do not and will not conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both, would result in any conflict with, breach of or default under) (x) any provisions of the charter or bylaws of the Company or (y) except as would not individually or in the aggregate have a Material Adverse Effect, under any provision of any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company is a party or by which it or its properties may be bound or affected, or under any federal, state,


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      local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of its properties;

            (g) the execution, delivery and performance of this Agreement and the Intercompany Agreements, the consummation of the transactions contemplated hereby and by the Intercompany Agreements and the receipt by the Company of the assets to be contributed to it in the Formation Transactions, whether considered independently or as one or more of a series of transactions, do not require (i) the consent or approval of the holders of any class or series of the outstanding capital stock or debt securities of the Company (under law, pursuant to contract or otherwise),
      (ii) the consent or approval of any lender pursuant to the terms of any credit facility or similar financing agreement of the Company or (iii) the consent or approval of any party to any other agreement to which the Company is a party, except, in the case of each of the foregoing clauses
      (i), (ii) and (iii), for any such consents or approvals as have been obtained prior to the date hereof (copies of which have been previously furnished to you);

            (h) the execution, delivery and performance of this Agreement and the Intercompany Agreements, the consummation of the transactions contemplated hereby and by the Intercompany Agreements and the receipt by the Company of the assets to be contributed to it in the Formation Transactions, whether considered independently or as one or more of a series of transactions, will not (i) result in the acceleration of any indebtedness or similar obligations of the Company, (ii) except as described in the Registration Statement and the Prospectus, require the Company to assume or otherwise become an obligor with respect to any indebtedness or similar obligations of the Selling Stockholder or any of the Other Selling Stockholder Subsidiaries or (iii) require the making of an offer by the Company to repurchase or repay any indebtedness or similar obligations pursuant to the terms thereof, in the case of each of the foregoing clauses (i), (ii) and (iii), whether as a result of a change of control, the disposition of assets or otherwise;

            (i) this Agreement has been duly authorized, executed and delivered by, and is a legal, valid and binding agreement of, the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and general principles of equity;

            (j) the capital stock of the Company, including the Shares, conforms in all material respects to the description thereof contained in the Registration Statement and Prospectus; and the certificates for the Shares comply with the requirements of the Delaware General Corporation Law (the "DGCL");

            (k) no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required to be obtained or made by the Company in connection with the sale of the Shares by the Selling Stockholder, the


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      consummation of the transactions contemplated hereby, the receipt by the
      Company of the assets to be contributed to it in the Formation Transactions and the entering into, and consummation of the transactions contemplated by, the Intercompany Agreements, other than registration of the Shares under the Act and under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively called the "Exchange Act"), any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters, approval by the Corporate Financing Department of NASD Regulation, Inc. ("NASDR") pursuant to the Corporate Financing Rule thereof, and approval by the New York Stock Exchange, Inc. ("NYSE") of the Company's application to have the Shares listed on the NYSE;

            (l) except as described in the Registration Statement and Prospectus, no person has (i) the right, contractual or otherwise, to cause the Company to issue to it, or register pursuant to the Act, any shares of capital stock or other equity interests of the Company or (ii) preemptive rights, co-sale rights, rights of first refusal or other rights to purchase any shares of capital stock or other equity interests of the Company or rights to underwrite the offer and sale of the Shares;

            (m) PricewaterhouseCoopers LLP, whose report on the financial statements of the Company is filed with the Commission as part of the Registration Statement and Prospectus, are independent public accountants as required by the Act;

            (n) the Company has all necessary licenses, permits, franchises, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, in order to conduct its business as described in the Registration Statement and the Prospectus, except in each case where the failure to possess or have made or obtained the same would not individually or in the aggregate have a Material Adverse Effect; and the Company is not in violation of, or in default under, any license, permit, franchise, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order, directive or judgment applicable to the Company, the effect of which individually or in the aggregate would have a Material Adverse Effect;

            (o) all legal and governmental proceedings, all statutes and regulations and all contracts, leases or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required;

            (p) except as described in the Registration Statement and the Prospectus, there are no private or governmental actions, suits, investigations or proceedings pending or known by the Company to be threatened or contemplated to which the Company or any of its officers or directors or any of its properties is


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      subject, whether at law, in equity or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which would result in a judgment, decree or order that individually or in the aggregate would reasonably be likely to have a Material Adverse Effect;

            (q) the financial statements and related notes thereto included in the Registration Statement and the Prospectus present fairly in all material respects the financial position of the Company as of the dates indicated and the results of operations and cash flows of the Company for the periods specified; such financial statements have been prepared in conformity with the requirements of Regulation S-X under the Act and, except as set forth in the notes to the financial statements, in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved; all pro forma or similar adjustments to historical financial information set forth in the Registration Statement and the Prospectus have been properly applied to the applicable historical amounts; all other financial data set forth in the Registration Statement and the Prospectus are accurately presented and prepared on a basis consistent with the financial statements contained in the Registration Statement and the Prospectus and the books and records of the Company; and there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement and the Prospectus that are not included as required;

            (r) except as described in the Registration Statement and the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been
      (i) any material adverse change, or any development involving a prospective material adverse change, in the business, properties, condition (financial or otherwise) or results of operations of the Company, (ii) any transaction which is material to the Company, (iii) the incurrence by the Company of any obligation, direct or contingent, and whether or not in the ordinary course of business, which is material to the Company, (iv) any change in the capital stock or any other equity interest or outstanding indebtedness of the Company or (v) any dividend or distribution of any kind declared, paid or made on the capital stock or any other equity interest of the Company; and the Company does not have any material contingent obligation which is not disclosed in the Registration Statement and the Prospectus;

            (s) the Company has obtained the agreement (in the form set forth in Exhibit I to this Agreement) of each of the executive officers and directors of the Company and the Selling Stockholder not to sell, offer to sell, contract to sell, hypothecate, pledge, grant any option to sell or otherwise dispose of, directly or indirectly, any Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or warrants or other rights to purchase Common Stock for a period of 180 days after the date of the Prospectus without the prior written consent of UBS Warburg (except under the limited circumstances set forth in Exhibit I to this Agreement); other than as described in the Registration Statement and the Prospectus, at the time of purchase there will be no outstanding shares of Common Stock or securities that are convertible into or exercisable or


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      exchangeable for (or other rights to acquire) Common Stock during the
      180-day period after the date of the Prospectus;

            (t) all statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required;

            (u) each of (i) the description of the Company's library of nucleoside analog and other compounds, (ii) the descriptions of ribavirin, the combination therapies of which ribavarin forms a part and each of the Company's products under development, (iii) the description of the license agreement with Schering-Plough Ltd. ("Schering-Plough") with respect to ribavirin (as amended, the "Schering-Plough License Agreement"), (iv) the description of the November 2000 agreement with Schering-Plough relating to options and rights of first/last refusal with respect to Company compounds (as amended, the "November 2000 Schering-Plough Agreement"), (v) the description of the June 2001 license agreement with F. Hoffman-La Roche relating to Levovirin and IL-12 (as amended, the "Roche License Agreement"), (vi) the description of the October 2001 agreement with Metabasis Therapeutics, Inc. relating to Hepavir B (as amended, the "Metabasis Agreement") and (vii) the summaries of clinical trial results and other clinical data with respect to ribavirin, the combination therapies of which ribavarin forms a part, the Company's products under development and, to the knowledge of the Company after due inquiry, pegylated interferon (both as a monotherapy and in combination with ribavirin) in each case included in the Registration Statement and the Prospectus is accurate in all material respects and does not omit any material information necessary to make such description or summary, in light of the circumstances under which it was made, not misleading and fairly presents the information purported to be shown;

            (v) neither the Company nor any of its affiliates has taken, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security to facilitate the sale or resale of the Shares, except as permitted by this Agreement;

            (w) except as described in the Registration Statement and the Prospectus, the Company maintains insurance (including self insurance as disclosed in the Registration Statement and the Prospectus) against such losses and risks and in such amount as are customary in the business in which it is engaged; all policies of insurance insuring the Company or any of its businesses, assets, employees, officers and directors are in full force and effect, and the Company and all other insureds under such policies are in compliance with the terms of such policies in all material respects; and there are no claims by or relating to the Company under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause;

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            (x)   since the date of the latest audited financial statements
      included in the Registration Statement and the Prospectus, there has not been any loss or interference sustained with respect to the business of or to be conducted by the Company from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as described in the Registration Statement and the Prospectus or other than any loss or interference which would not individually or in the aggregate have a Material Adverse Effect;

            (y) upon completion of the Formation Transactions, the Company will have good title to all property owned by it as described in the Registration Statement and the Prospectus, free and clear of any liens, encumbrances, claims or defects except such as are described in the Registration Statement and the Prospectus or such as would not individually or in the aggregate have a Material Adverse Effect; except as described in the Registration Statement and the Prospectus, any real property and buildings held under lease by the Company are held by it under valid, subsisting and enforceable leases with such exceptions as do not materially interfere with the use made and proposed to be made of such property and buildings by the Company;

            (z) (i) except as described in the Registration Statement and the Prospectus or as would not, individually or in the aggregate, have a Material Adverse Effect, upon completion of the Formation Transactions, the Company will own, possess, license or have other rights to use all patents, patent applications, inventions, technology, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, manufacturing processes, formulae, trade secrets, know-how, franchises, information, proprietary rights and processes and other material intangible property and assets described in the Registration Statement and the Prospectus as being owned or used by or licensed to the Company or necessary for the conduct of its business as currently conducted or future business as described in the Registration Statement and the Prospectus (collectively, the "Intellectual Property") without any conflict with or infringement of the interests of others and all such Intellectual Property is valid and enforceable, and the Company has taken all reasonable steps necessary to secure interests in such Intellectual Property; (ii) except as described in the Registration Statement and Prospectus, the Company is not aware of outstanding options, licenses or agreements of any kind relating to the Intellectual Property to be held by the Company upon completion of the Formation Transactions which are required to be described in the Registration Statement and the Prospectus, and, except as described in the Registration Statement and Prospectus, upon completion of the Formation Transactions, the Company will not be a party to or bound by any options, licenses or agreements with respect to the Intellectual Property of any other person or entity which are required to be described in the Registration Statement and the Prospectus; (iii) except as described in the Registration Statement and the Prospectus, none of the technology to be employed by the Company upon completion of the Formation Transactions has been or will be obtained or has been or is being used in violation of any contractual obligation

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      binding, or to be binding upon completion of the Formation Transactions, on the Company or any of its directors or executive officers or other employees of the Company or otherwise in violation of the rights of any persons; (iv) except as described in the Registration Statement and the Prospectus or as would not individually or in the aggregate have a Material Adverse Effect, the Company has not received any communications alleging that the Company has violated, infringed or conflicted with, or upon completion of the Formation Transactions will be in violation or infringement of or in conflict with, or, that the current or proposed conduct by the Company of its business as described in the Registration Statement and Prospectus, would violate, infringe or conflict with, any of the Intellectual Property of any other person or entity; (v) except as described in the Registration Statement and the Prospectus, the Company has neither violated, infringed or conflicted with, nor, by conducting its business as described in the Registration Statement and the Prospectus and commercializing the products under development described therein, would violate, infringe or conflict with, any of the Intellectual Property of any other person or entity other than any such violation, infringement or conflict which would not individually or in the aggregate have a Material Adverse Effect; and (vi) the products and product candidates of the Company described in the Registration Statement and the Prospectus read on the claims contained in the patents and patent applications described in the Registration Statement and the Prospectus;

            (aa) except as described in the Registration Statement and the Prospectus, the Company does not have any information to the effect that Schering-Plough and its affiliates do not own, possess, license or have other rights to use all Intellectual Property necessary for the commercial sale of interferon alpha-2B or pegylated interferon in combination with ribavirin, without any conflict with or infringement of the interests of others;

            (bb) the Company has not violated any federal, state, local or foreign law or regulation relating to discrimination in the hiring, promotion or pay of employees or any applicable wages and hours laws, nor any provisions of the Employee Retirement Income Security Act or 1976, as amended, or the rules and regulations promulgated thereunder or any similar act or law, which individually or in the aggregate would result in a Material Adverse Effect; and the Company is not involved in any labor dispute or disturbance nor, to the knowledge of the Company after due inquiry, is any such dispute or disturbance threatened except, in each case, for disputes or disturbances which would not, individually or in the aggregate, have a Material Adverse Effect;

            (cc) the Company has not violated any federal, state, local or foreign law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants, which individually or in the aggregate would result in a Material Adverse Effect;

            (dd) the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

            (ee) the descriptions of the transactions and agreements described in the Prospectus under the caption "Relationship with ICN" are accurate and complete in all material respects; and there are no material agreements or understandings between or among the Company, the Selling Stockholder and/or any Other Selling Stockholder Subsidiary (as defined below) relating to or affecting the Company or its business other than as described in the Registration Statement and the Prospectus;

            (ff) except as described in the Registration Statement and the Prospectus, the Company has not sent or received any notice of breach or termination of the Schering-Plough Agreement, the November 2000 Schering-Plough Agreement, the Roche License Agreement, the Metabasis Agreement, any of the Intercompany Agreements or any other contract or agreement described in the Registration Statement or the Prospectus or filed as an exhibit to the Registration Statement and except as described in the Registration Statement and the Prospectus, and no such breach or termination has been threatened by the Company or to the knowledge of the Company, any other party to any such contract or agreement;

            (gg) except as would not individually or in the aggregate have a Material Adverse Effect, the Company has filed on a timely basis all federal, state, local and foreign income, franchise and other tax forms required to be filed by them; except as would not individually or in the aggregate have a Material Adverse Effect, such returns and forms of the Company are complete and correct in all material respects; except as would not individually or in the aggregate have a Material Adverse Effect, all taxes of the Company shown by such returns or otherwise assessed that are due or payable have been paid other than such taxes as are being contested in good faith and as to which adequate reserves have been provided; except as would not individually or in the aggregate have a Material Adverse Effect, all payroll withholdings required to be made by the Company with respect to employees have been made; except as would not individually or in the aggregate have a Material Adverse Effect, the charges, accruals and reserves on the books of the Company in respect of any tax liability for any year not finally determined are adequate to meet any assessments or reassessments for additional taxes; and, except as would not individually or in the aggregate have a Material Adverse Effect, there have been no tax deficiencies asserted against the Company and the Company is not aware of any tax deficiency that might be reasonably asserted or threatened against the Company that would, individually or in the aggregate, have a Material Adverse Effect;

            (hh) the Company is not, and after the offering and sale of the Shares will not be an "investment company," as such term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

            (ii) the Company has not offered, or caused the Underwriters to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to influence unlawfully (i) a customer or supplier of the Company or the Selling Stockholder or any Other Selling Stockholder Subsidiary to alter the customer's or supplier's level or type of business with the Company, the Selling Stockholder or any Other Selling Stockholder Subsidiary or (ii) a trade journalist or publication to write or publish favorable information about the Company or the Selling Stockholder or any Other Selling Stockholder Subsidiary or any of their respective products or services; and

            (jj) to the knowledge of the Company, the representations and warranties made by the Selling Stockholder in Section 3(ii) hereof, as they relate to the Company, are true and correct as of the date hereof.

                  (ii) The Selling Stockholder represents and warrants to each of the Underwriters that:

            (a) the Selling Stockholder has not received, and has no notice of, any order of the Commission preventing or suspending the use of any Preliminary Prospectus, or instituting proceedings for that purpose, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act; and when the Registration Statement becomes effective, the Registration Statement and the Prospectus will conform in all material respects with the provisions of the Act, and the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Selling Stockholder makes no representation or warranty with respect to any statement contained in the Registration Statement or the Prospectus in reliance upon and in conformity with information concerning the Underwriters and furnished in writing by or on behalf of any Underwriter through you to the Company expressly for use in the Registration Statement or the Prospectus; and none of the Selling Stockholder or any of its affiliates has distributed any offering material in connection with the offering or sale of the Shares other than the Registration Statement, the Preliminary Prospectus, the Prospectus or any other materials, if any, permitted by the Act;

            (b) the Selling Stockholder has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with all requisite corporate power and authority to own, lease and operate its properties, to execute and deliver and perform its obligations under this Agreement, to enter into the Intercompany Agreements and to contribute the assets to be contributed by it to the Company in the Formation Transactions;

            (c) except as would not individually or in the aggregate have a Material Adverse Effect, neither the Selling Stockholder nor any of the Selling Stockholder's subsidiaries other than the Company (the "Other Selling Stockholder Subsidiaries") is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both, would result in any breach of, or constitute a default under), (i) its charter or bylaws or other organizational documents or (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Selling Stockholder or any of the Other Selling Stockholder Subsidiaries is a party or by which any of them or any of their respective properties is bound; and except as would not individually or in the aggregate have a Material Adverse Effect, the execution, delivery and performance of this Agreement and the Intercompany Agreements, the sale of the Shares by the Selling Stockholder, the consummation of the transactions contemplated hereby and by the Intercompany Agreements and the contribution of assets by the Selling Stockholder in the Formation Transactions will not conflict with, or result in any breach of or default under (nor constitute any event which with notice, lapse of time, or both, would result in any conflict with, breach of or default under), (x) any provisions of the charter or bylaws or other organizational documents of the Selling Stockholder or any of the Other Selling Stockholder Subsidiaries or (y) under any provision of any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Selling Stockholder or any of the Other Selling Stockholder Subsidiaries is a party or by which any of them or their respective properties may be bound or affected, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Selling Stockholder or any of the Other Selling Stockholder Subsidiaries or any of their respective properties;

            (d) the execution, delivery and performance of this Agreement and the Intercompany Agreements, the consummation of the transactions contemplated hereby, by the Intercompany Agreements and the contribution of assets by the Selling Stockholder in the Formation Transactions, whether considered independently or as one or more of a series of transactions, do not require (i) the consent or approval of the holders of any class or series of the outstanding capital stock or debt securities of the Selling Stockholder or any Other Selling Stockholder Subsidiary (under law, pursuant to contract or otherwise), (ii) the consent or approval of any lender pursuant to the terms of any credit facility or similar financing agreement of the Selling Stockholder or any of the Other Selling Stockholder Subsidiaries or (iii) the consent or approval of any party to any other agreement to which the Selling Stockholder or any of the Other Selling Stockholder Subsidiaries is a party, except, in the case of each of the foregoing clauses (i), (ii) and (iii), for any such consents or approvals as have been obtained prior to the date hereof (copies of which have been previously furnished to you) or that are to be obtained at or prior to the time of purchase as described in the Registration Statement and the Prospectus;

            (e) the execution, delivery and performance of this Agreement and the Intercompany Agreements, the consummation of the transactions contemplated hereby, by the Intercompany Agreements and the contribution of assets by the Selling Stockholder in the Formation Transactions, whether considered independently or as one or more of a series of transactions, will not, after giving effect to the consummation of the tender offer and consent solicitation with respect to the Selling Stockholder's 8 3/4% Senior Notes due 2008, which will occur at or prior to the time of purchase, (i) result in the acceleration of any indebtedness or similar obligations of the Selling Stockholder or any of the Other Selling Stockholder Subsidiaries, (ii) except as described in the Registration Statement and the Prospectus, require the Company to assume or otherwise become an obligor with respect to any indebtedness or similar obligations of the Selling Stockholder or any of the Other Selling Stockholder Subsidiaries or (iii) except as described in the Registration Statement and the Prospectus, require the making of an offer by the Selling Stockholder or any of the Other Selling Stockholder Subsidiaries to repurchase or repay any indebtedness or similar obligations pursuant to the terms thereof, in the case of each of the foregoing clauses (i), (ii) and (iii), whether as a result of a change of control, the disposition of assets or otherwise;

            (f) this Agreement has been duly authorized, executed and delivered by, and is a legal, valid and binding agreement of, the Selling Stockholder, enforceable against the Selling Stockholder in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and general principles of equity;

            (g) the Selling Stockholder is the lawful owner of the Shares to be sold by it hereunder and upon sale and delivery of, and payment for, the Shares, as provided herein, the Selling Stockholder will convey to the Underwriters good and marketable title to the Shares, free and clear of any liens, encumbrances, claims or defects;

            (h) no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required to be obtained or made by the Selling Stockholder or any of the Other Selling Stockholder Subsidiaries in connection with the sale of the Shares by the Selling Stockholder, the consummation of the transactions contemplated hereby, the contribution by the Selling Stockholder of the assets to the Company in the Formation Transactions and the entering into, and consummation of the transactions contemplated by, the Intercompany Agreements, other than registration of the Shares under the Act and under the Exchange Act, any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters, approval by NASDR pursuant to the Corporate Financing Rule thereof, and approval by the NYSE of the Company's application to have the Shares listed on the NYSE;

            (i) except as described in the Registration Statement and the Prospectus, no person has preemptive rights, co-sale rights, rights of first refusal or other rights to purchase the Shares being sold by the Selling Stockholder or rights to underwrite the offer and sale of the Shares;

            (j) except as would not individually or in the aggregate have a Material adverse Effect, the Selling Stockholder and the Other Selling Stockholder Subsidiaries have all necessary licenses, permits, franchises, authorizations, consents and approvals, have made all necessary filings required under any federal, state, local or foreign law, regulation or rule and have obtained all necessary authorizations, consents and approvals from other persons in order for the Company to conduct its business as described in the Registration Statement and the Prospectus; and except as would not individually or in the aggregate have a Material adverse Effect, neither the Selling Stockholder nor any of the Other Selling Stockholder Subsidiaries is in violation of, or in default under, any license, permit, franchise, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order, directive or judgment applicable to the Selling Stockholder or any of the Other Selling Stockholder Subsidiaries;

            (k) except as described in the Registration Statement and the Prospectus, there are no private or governmental actions, suits, investigations or proceedings pending or known by the Selling Stockholder to be threatened or contemplated to which the Selling Stockholder or any of the Other Selling Stockholder Subsidiaries or any of their respective officers or directors or any of their respective properties is subject, whether at law, in equity or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which would result in a judgment, decree or order that individually or in the aggregate would reasonably be likely to have a Material Adverse Effect;

            (l) except as described in the Registration Statement and the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change, or any development involving a prospective change, in the business, properties, condition (financial or otherwise) or results of operations of the Selling Stockholder or any Other Selling Subsidiary that would individually or in the aggregate have a Material Adverse Effect;

            (m) neither the Selling Stockholder nor any of its affiliates has taken, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security to facilitate the sale or resale of the Shares, except as permitted by this Agreement;

            (n) (i) except as described in the Registration Statement and the Prospectus, the Selling Stockholder is not aware of outstanding options, licenses or agreements of any kind relating to the Intellectual Property to be held by the Company upon completion of the Formation Transactions which are required to be described in the Registration Statement and the Prospectus; (ii) except as described in the Registration Statement and the Prospectus, upon the completion of the Formation Transactions, neither the Selling Stockholder nor the Other Selling Stockholder Subsidiaries will be a party to or bound by any options, licenses or agreements with respect to the Intellectual Property of any other person or entity which are required to be described in the Registration Statement and the Prospectus; (iii) except as described in the Registration Statement and the Prospectus, none of the technology to be employed by the Company upon completion of the Formation Transactions has been or will be obtained or has been or is being used in violation of any contractual obligation binding on the Selling Stockholder or any of the Other Selling Stockholder Subsidiaries or any of their respective directors, executive officers or other employees or otherwise in violation of the rights of any persons; (iv) except as described in the Registration Statement and the Prospectus or as would not individually or in the aggregate have a Material Adverse Effect, neither the Selling Stockholder nor any Other Selling Stockholder Subsidiary has received any communications alleging that the Selling Stockholder or any Other Selling Stockholder Subsidiary has violated, infringed or conflicted with, or upon completion of the Formation Transactions will be in violation or infringement of or in conflict with, or would violate, infringe or conflict with, any of the Intellectual Property of any other person or entity; and (v) except as described in the Registration Statement and the Prospectus, neither the Selling Stockholder nor any Other Selling Stockholder Subsidiary has violated, infringed or conflicted with, or, by conducting its respective businesses as described in the Registration Statement and the Prospectus and commercializing the products under development described therein, would violate, infringe or conflict with any of the Intellectual Property of any other person or entity other than any such violation, infringement or conflict which would not individually or in the aggregate have a Material Adverse Effect;

            (o) except as described in the Registration Statement and the Prospectus, neither the Selling Stockholder nor any Other Selling Stockholder Subsidiary has any information to the effect that Schering-Plough and its affiliates do not own, possess, license or have other rights to use all Intellectual Property necessary for the commercial sale of interferon alpha-2B and pegylated interferon in combination with ribavirin, without any conflict with or infringement of the interests of others;

            (p) except for violations which have previously been resolved, by settlement or otherwise, neither the Selling Stockholder nor any Other Selling Stockholder Subsidiary has violated any federal, state, local or foreign law or regulation relating to discrimination in the hiring, promotion or pay of employees or any applicable wages and hours laws, nor any provisions of the Employee Retirement Income Security Act or 1976, as amended, or the rules and regulations promulgated thereunder or any similar act or law, which individually or in the aggregate would result in a Material Adverse Effect; and neither the Selling Stockholder nor any Other Selling Stockholder Subsidiary is involved in any labor dispute or disturbance nor is any such dispute or disturbance threatened except, in each case, for disputes or disturbances which would not, individually or in the aggregate, have a Material Adverse Effect;

            (q) neither the Selling Stockholder nor any Other Selling Stockholder Subsidiary has violated any federal, state, local or foreign law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants, which individually or in the aggregate would result in a Material Adverse Effect;

            (r) the descriptions of the transactions and agreements described in the Prospectus under the caption "Relationship with ICN" are accurate and complete in all material respects; and there are no material agreements or understandings between or among the Company, the Selling Stockholder and/or any Other Selling Stockholder Subsidiary relating to or affecting the Company or its business other than as described in the Registration Statement and the Prospectus;

            (s) except as described in the Registration Statement and the Prospectus, neither the Selling Stockholder nor any Other Selling Stockholder Subsidiary has sent or received any notice of breach or termination of the Schering-Plough Agreement, the November 2000 Schering-Plough Agreement, the Roche License Agreement, any of the Intercompany Agreements or any other contract or agreement described in the Registration Statement or the Prospectus or filed as an exhibit to the Registration Statement, and no such breach or termination has been threatened by the Selling Stockholder or any Other Selling Stockholder Subsidiary or any other party to any such contract or agreement;

            (t) except as would not individually or in the aggregate have a Material Adverse Effect, the Selling Stockholder and the Other Selling Stockholder Subsidiaries have filed on a timely basis all federal, state, local and foreign income, franchise and other tax forms required to be filed by them; except as would not individually or in the aggregate have a Material Adverse Effect, such returns and forms of the Selling Stockholder and the Other Selling Stockholder Subsidiaries are complete and correct in all material respects; except as would not individually or in the aggregate have a Material Adverse Effect, all taxes of the Selling Stockholder and the Other Selling Stockholder Subsidiaries shown by such returns or otherwise assessed that are due or payable have been paid other than such taxes as are being contested in good faith and as to which adequate reserves have been provided; except as would not individually or in the aggregate have a Material Adverse Effect, all payroll withholdings required to be made by the Selling Stockholder and the Other Selling Stockholder Subsidiaries with respect to employees have been made; except as would not individually or in the aggregate have a Material Adverse Effect, the charges, accruals and reserves on the books of the Selling Stockholder and the Other Selling Stockholder Subsidiaries in respect of any tax liability for any year not finally determined are adequate to meet any assessments or reassessments for additional taxes; and, except as would not individually or in the aggregate have a Material Adverse Effect, there have been no tax deficiencies asserted against the Selling Stockholder and the Other Selling Stockholder Subsidiaries and the Selling Stockholder is not aware of any tax deficiency that might be reasonably asserted or threatened against the Selling Stockholder or the Other Selling Stockholder Subsidiaries that would, individually or in the aggregate, have a Material Adverse Effect;

            (u) neither the Selling Stockholder or any Other Selling Stockholder Subsidiary has offered, or caused the Underwriters to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to influence unlawfully (i) a customer or supplier of the Company or the Selling Stockholder or any Other Selling Stockholder Subsidiary to alter the customer's or supplier's level or type of business with the Company, the Selling Stockholder or any Other Selling Stockholder Subsidiary or (ii) a trade journalist or publication to write or publish favorable information about the Company or the Selling Stockholder or any Other Selling Stockholder Subsidiary or any of their respective products or services;

            (v) as of each of the date hereof and the date hereof after giving pro forma effect to the sale of the Shares and the proposed distribution of the Selling Stockholder's remaining equity interest in the Company to its stockholders as contemplated by the Registration Statement and the Prospectus (the "Spin-off"), the Selling Shareholder is solvent. The Selling Stockholder is not contemplating either the filing of a petition by it under any bankruptcy or insolvency laws or the liquidating of all or a substantial portion of its property, and the Selling Stockholder has no knowledge of any person contemplating the filing of any such petition against the Selling Stockholder. The Selling Stockholder has sufficient surplus and net profits out of which the Selling Stockholder may effect the Spin-off without violating statutory or other legal dividend requirements. As used herein, "solvent" shall mean that (i) the fair value of the property of the Selling Stockholder is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of the Selling Stockholder, (ii) the present fair salable value of the assets of the Selling Stockholder is not less than the amount that will be required to pay the probable liability of the Selling Stockholder on its debts as they become absolute and matured, (iii) the Selling Stockholder does not intend to, and does not believe that it will, incur debts and liabilities beyond the Selling Stockholder's ability to pay as such debts and liabilities mature, (iv) the Selling Stockholder is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which the Selling Stockholder's property would constitute an unreasonably small capital and
      (v) the Selling Stockholder is able to pay its debts as they become due and payable; and

            (w)   the representations and warranties made by the Company in
      Section 3(i) are true and correct as of the date hereof.

            Any certificate signed by any officer of the Company or the Selling Stockholder and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Company or the Selling Stockholder, as the case may be, as to matters covered thereby, to each Underwriter.

            4. Certain Covenants of the Company and the Selling Stockholder.

                  (i)   The Company hereby agrees:

            (a) to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states as you may designate and to maintain such qualifications in effect so long as required for the distribution of the Shares; provided that the Company shall not be required to qualify as a foreign corporation or as a dealer in securities, to subject itself to taxation in respect of doing business in any jurisdiction or to consent to the service of process under the laws of any such state (except service of process with respect to the offering and sale of the Shares); and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

            (b) to make available to the Underwriters in New York City, as soon as practicable after the Registration Statement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may reasonably request for the purposes contemplated by the Act; in case any Underwriter is required to deliver a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act in connection with the sale of the Shares, the Company will prepare promptly upon request such amendment or amendments to the Registration Statement and such prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act;

            (c) to advise you promptly and (if requested by you) to confirm such advice in writing, (i) when the Registration Statement has become effective and when any post-effective amendment thereto becomes effective and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Company agrees to file in a timely manner under such Rules);

            (d) to advise you promptly, confirming such advice in writing (if requested by you), of any request by the Commission for amendments or supplements to the Registration Statement or Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement or Prospectus and to file no such amendment or supplement to which you shall object in writing;

            (e) if necessary or appropriate, to file a registration statement pursuant to Rule 462(b) under the Act;

            (f) to furnish to you and, upon request, to each of the other Underwriters for a period of three years from the date of this Agreement
      (i) copies of any reports or other communications which the Company shall send to its stockholders or shall from time to time publish or publicly disseminate, (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar form as may be designated by the Commission, (iii) copies of documents or reports filed with any national securities exchange or automated quotation system on which any class of securities of the Company is listed, and (iv) such additional information concerning the business and financial condition of the Company as you may reasonably request, in each case as soon as reasonably practicable after such reports, communications, documents or information become available; provided, however, that in no case shall the Company be required to furnish materials pursuant to this paragraph which are filed and publicly accessible via EDGAR;

            (g) to advise the Underwriters promptly of the happening of any event known to the Company within the time during which a Prospectus relating to the Shares is required to be delivered under the Act which would require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, to prepare and furnish, at the Company's expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change and to furnish you a copy of such proposed amendment or supplement before filing any such amendment or supplement with the Commission;

            (h) to make generally available to its security holders, and to deliver to you, as soon as practicable an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) of the Act) and ending not later than fifteen (15) months thereafter;

            (i) to furnish to you three conformed copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto) and sufficient conformed copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters;

            (j) to furnish to you as early as reasonably practicable prior to the time of purchase and the additional time of purchase, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim financial statements, if any, of the Company which have been read by the Company's independent certified public accountants, as stated in their letter to be furnished pursuant to Section 6(j) hereof;

            (k) for so long as the Company is engaged in any material respect in the business described in the Prospectus, to use its reasonable best efforts to not become an "investment company," as such term is defined in the Investment Company Act;

            (l) to file promptly all reports and any definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares, and to furnish to you for your review, before filing with the Commission, a copy of any such documents;

            (m) not to sell, offer to sell, contract to sell, hypothecate, pledge, grant any option to sell or otherwise dispose of, directly or indirectly, any Common Stock or securities convertible into or exchangeable or exercisable for Common Stock or warrants or other rights to purchase Common Stock or any other shares of the Company that are substantially similar to Common Stock or permit the registration under the Act of any shares of Common Stock for a period of 180 days after the date of the Prospectus (the "Lock-up Period"), without the prior written consent of UBS Warburg, except for (i) the registration of the Shares and the sales to the Underwriters pursuant to this Agreement, (ii) issuances of Common Stock upon the exercise of outstanding options or warrants as disclosed in the Registration Statement and the Prospectus, such issued Common Stock, in the case of the officers and directors of the Company and the officers and directors of the Selling Stockholder, not to be disposed of by the recipients thereof prior to expiration of the Lock-up Period,
      (iii) the issuance of employee stock options not exercisable during the Lock-up Period (or, if so exercisable in the case of the officers and directors of the Company and the officers and directors of the

      Selling Stockholder, to persons who have executed and delivered a Lock-Up Agreement to UBS Warburg) and (iv) the issuance of Common Stock upon conversion of the Selling Stockholder's outstanding 6 1/2% Convertible Subordinated Notes due 2008;

            (n) to furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and of cash flows of the Company for such fiscal year), accompanied by a copy of the certificate or report thereon of nationally recognized independent certified public accountants; and

            (o) to use its reasonable best efforts to cause the Common Stock to be listed for quotation on the NYSE.


                  (ii) The Selling Stockholder hereby agrees (and, with respect to Section 4(ii)(d), the Company jointly and severally agrees with the Selling Stockholder):

            (a) to execute and deliver to the Underwriters a letter in the form contemplated by Section 6(p);

            (b) to advise the Underwriters promptly of the happening of any event known to the Selling Stockholder within the time during which a Prospectus relating to the Shares is required to be delivered under the Act which would require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading;

            (c) for so long as the Company is engaged in any material respect in the business described in the Prospectus, to use its reasonable best efforts (to the extent within its control) to cause the Company not to become an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act;

             (d) to pay all costs, expenses, fees and taxes in connection with
      (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment),
      (ii) the registration, issue, sale and delivery of the Shares, (iii) the printing of this Agreement, any Agreement Among Underwriters, any dealer agreements, any Powers of Attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including the associated filing fees and the legal fees and disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any listing of the Shares on the NYSE or any other securities exchange or qualification of the Shares for quotation on an automated quotation system and any registration thereof under the Exchange Act, (vi) any filing for review of the public offering of the Shares by NASDR (including the associated filing fees and the legal fees and disbursements of counsel for the Underwriters), (vii) the costs and expenses of the Company and the Selling Stockholder relating to presentations or meetings undertaken in connection with the marketing of the offer and sale of the Shares to prospective investors and the Representatives' sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and the Selling Stockholder and any such consultants, and the cost of any aircraft chartered in connection with the road show and
      (viii) the performance of the other obligations of the Company and the Selling Stockholder hereunder; and

            (e) not to sell, offer to sell, contract to sell, hypothecate, pledge, grant any option to sell or otherwise dispose of, directly or indirectly, any Common Stock or securities convertible into or exchangeable or exercisable for Common Stock or warrants or other rights to purchase Common Stock or any other shares of the Company that are substantially similar to Common Stock or permit the registration under the Act of any shares of Common Stock during the Lock-up Period, without the prior written consent of UBS Warburg; provided, however, that the Selling Stockholder may complete the Spin-off in the manner contemplated by the tax ruling request relating thereto filed with the Internal Revenue Service and described in the Registration Statement and the Prospectus.

            5. Reimbursement of Underwriters' Expenses. If the Shares are not delivered for any reason other than the termination of this Agreement pursuant to Section 8 hereof, the Company and the Selling Stockholder, jointly and severally, agree, in addition to paying the amounts described in Section 4(ii)(d) hereof, to reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of their counsel.

            6. Conditions of Underwriters' Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholder on the date hereof and at the time of purchase (and the several obligations of the Underwriters at the additional time of purchase are subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholder on the date hereof and at the time of purchase (unless previously waived) and at the additional time of purchase, as the case may be), the performance by the Company and the Selling Stockholder of their obligations hereunder and to the following additional conditions precedent:

            (a) You shall have received, at the time of purchase and at the additional time of purchase, as the case may be, an opinion of Fried, Frank, Harris, Shriver & Jacobson, special counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in the form set forth in Exhibit II(a) hereto.

            (b) You shall have received, at the time of purchase and at the additional time of purchase, as the case may be, an opinion of Fried, Frank, Harris, Shriver & Jacobson, special counsel for the Selling Stockholder, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in the form set forth in
      Exhibit II(b) hereto.

            (c) You shall have received, at the time of purchase and at the additional time of purchase, as the case may be, an opinion of Roger D. Loomis, Jr., General Counsel of the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in the form set forth in Exhibit II(c) hereto.

            (d) You shall have received at the time of purchase and at the additional time of purchase, as the case may be, an opinion of Gregory Keever, General Counsel of the Selling Stockholder, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in the form set forth in Exhibit II(d) hereto.

            (e) You shall have received at the time of purchase and at the additional time of purchase, as the case may be, the opinion of Rutan & Tucker, LLP, intellectual property counsel to the Company, dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in the form set forth in Exhibit II(e) hereto.

            (f) You shall have received at the time of purchase and at the additional time of purchase, as the case may be, the opinion of Hogan & Hartson L.L.P., regulatory counsel to the Company, dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in the form set forth in Exhibit II(f) hereto.

            (g) You shall have received, at the time of purchase and at the additional time of purchase, as the case may be, an opinion of Morris, Nichols, Arsht & Tunnell, special Delaware counsel for the Company and the Selling Stockholder, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in the form set forth in Exhibit II(g) hereto.

            (h) You shall have received at the time of purchase and at the additional time of purchase, as the case may be, the opinion of Proskauer Rose LLP, special litigation counsel to the Selling Stockholder and the Company, dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in the form set forth in Exhibit II(h) hereto.

            (i) You shall have received at the time of purchase and at the additional time of purchase, as the case may be, the opinion of Coudert Brothers LLP, special litigation counsel to the Selling Stockholder and the Company, dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in the form set forth in Exhibit II(i) hereto.

            (j) You shall have received at the time of purchase and at the additional time of purchase, as the case may be, the opinion of Dewey Ballantine LLP, counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, with respect to the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Underwriters may require.

            (k) You shall have received from PricewaterhouseCoopers LLP comfort letters dated, respectively, the date of this Agreement and the time of purchase and additional time of purchase, as the case may be, and addressed to the Underwriters (with reproduced copies for each of the Underwriters) in the forms heretofore approved by UBS Warburg.

            (l) No amendment or supplement to the Registration Statement or Prospectus shall at any time have been filed to which you have objected or shall object in writing (which objection shall have a reasonable basis for being made).

            (m) The Registration Statement shall become effective, or if Rule 430A under the Act is used, the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act, at or before 5:30 P.M., New York City time, on the date of this Agreement, unless a later time (but not later than 5:30 P.M., New York City time, on the second full business day after the date of this Agreement) shall be agreed to by the Company and you in writing or by telephone, confirmed in writing; provided, however, that the Company and you and any group of Underwriters, including you, who have agreed hereunder to purchase in the aggregate at least 50% of the Firm Shares may from time to time agree on a later date.

            (n) Prior to the time of purchase or the additional time of purchase, as the case may be, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act;
      (ii) the Registration Statement and all amendments thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Prospectus and all amendments or supplements thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

            (o) Between the time of execution of this Agreement and the time of purchase or the additional time of purchase, as the case may be, (i) no material and adverse change, financial or otherwise (other than as referred to in the Registration Statement and Prospectus), in the operations, business, condition or prospects of the Company or, to the extent any such change could have a Material Adverse Effect, of the Selling Stockholder or any Other Selling Stockholder Subsidiary shall have occurred or become known and (ii) no transaction which is material and unfavorable to the Company shall have been entered into by the Company, the Selling Stockholder or any Other Selling Stockholder Subsidiary.

            (p) Each of the Company and the Selling Stockholder will, at the time of purchase or additional time of purchase, as the case may be, deliver to you a certificate of the Company or the Selling Stockholder, as the case may be, signed by two of its executive officers to the effect that the representations and warranties of the Company or the Selling Stockholder, as the case may be, as set forth in this Agreement are true and correct as of each such date, that the Company or the Company and the Selling Stockholder, as the case may be, has performed such of its or their respective obligations, as the case may be, under this Agreement as are to be performed at or before the time of purchase and at or before the additional time of purchase, as the case may be, and that the conditions set forth in paragraphs (n), (o) and (s) of this Section 6 have been met.

            (q) You shall have received signed letters substantially in the form of Exhibit I to this Agreement and dated the date of this Agreement, from each director and executive officer of the Company and from the Selling Stockholder and each director and executive officer of the Selling Stockholder to the effect that such persons shall not sell, offer or agree to sell, contract to sell, grant any option to sell or otherwise dispose of, directly or indirectly, any Common Stock or securities convertible into or exchangeable or exercisable for Common Stock or warrants or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to the Common Stock for a period of 180 days after the date of the Prospectus without UBS Warburg's prior written consent (except under the limited circumstances set forth in Exhibit I to this Agreement).

            (r) The Shares shall have been approved for listing on the NYSE, subject only to notice of issuance at or prior to the time of purchase or the additional time of purchase, as the case may be.

            (s) The Formation Transactions shall have been completed substantially in the manner contemplated by the Registration Statement and the Prospectus, and the Company, the Selling Stockholder and the Other Selling Stockholder Subsidiaries shall have received all necessary approvals, authorizations or consents necessary to effectuate the Formation Transactions prior to completion of such transactions.

            (t) The Company and the Selling Stockholder shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus as of the time of purchase and the additional time of purchase, as the case may be, as you may reasonably request.

            7. Effective Date of Agreement; Termination. This Agreement shall become effective (i) if Rule 430A under the Act is not used, when you shall have received notification of the effectiveness of the Registration Statement, or
(ii) if Rule 430A under the Act is used, when the parties hereto have executed and delivered this Agreement.

            The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of you or any group of Underwriters (which may include you) which has agreed to purchase in the aggregate at least 50% of the Firm Shares, (i) if, since the time of execution of this Agreement or the respective dates as of which information is given in the Registration Statement and Prospectus, there has been any material adverse and unfavorable change, financial or otherwise (other than as referred to in the Registration Statement and Prospectus), in the operations, business, condition or prospects of the Company, the Selling Stockholder or any Other Selling Stockholder Subsidiary, which would, in your judgment or in the judgment of such group of Underwriters, make it impracticable to market the Shares, or (ii) if, at any time prior to the time of purchase or, with respect to the purchase of any Additional Shares, the additional time of purchase, as the case may be, trading in securities on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or limitations or minimum prices shall have been established on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market, or if a banking moratorium shall have been declared either by the United States or New York State authorities, or if the United States shall have declared war in accordance with its constitutional processes or there shall have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on the financial markets of the United States as, in your judgment or in the judgment of such group of Underwriters, to make it impracticable to market the Shares.

            If any Underwriters elect to terminate this Agreement as provided in this Section 7, the Company, the Selling Stockholder and each other Underwriter shall be notified promptly by letter or telegram from such terminating Underwriters.

            If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company or the Selling Stockholder shall be unable to comply with any of the terms of this Agreement, the Company and the Selling Stockholder shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(ii)(d), 5 and 9 hereof), and the Underwriters shall be under no obligation or liability to the Company or the Selling Stockholder under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

            8. Increase in Underwriters' Commitments. Subject to Sections 6 and 7, if any Underwriter shall default in its obligation to purchase and pay for the Firm Shares to be purchased by it hereunder (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of
Section 7 hereof) and if the number of Firm Shares which all Underwriters so defaulting shall have agreed but failed to purchase and pay for does not exceed 10% of the total number of Firm Shares, the non-defaulting Underwriters shall purchase and pay for (in addition to the aggregate number of Firm Shares they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Shares agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Shares shall be purchased and paid for by such non-defaulting Underwriter or Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Shares shall be purchased and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Shares set opposite the names of such non-defaulting Underwriters in Schedule A.

            Without relieving any defaulting Underwriter from its obligations hereunder, the Company and the Selling Stockholder agree with the non-defaulting Underwriters that the Selling Stockholder will not sell any Firm Shares hereunder unless all of the Firm Shares are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company and the Selling Stockholder or selected by the Company and the Selling Stockholder with your approval).

            If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company and the Selling Stockholder for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company and the Selling Stockholder or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and Prospectus and other documents may be effected.

            The term Underwriter as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with like effect as if such substituted Underwriter had originally been named in Schedule A.

            If the aggregate number of Shares which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Shares which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting

Underwriters nor the Company and the Selling Stockholder shall make arrangements within the five business day period stated above for the purchase of all the Shares which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall be terminated without further act or deed and without any liability on the part of the Company and the Selling Stockholder to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company and the Selling Stockholder. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

            9. Indemnity and Contribution.

            (a) The Company and the Selling Stockholder jointly and severally agree to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include any Preliminary Prospectus, the Prospectus and the Prospectus as amended or supplemented by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or Prospectus or necessary to make the statements made therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of any Underwriter through you to the Company expressly for use with reference to such Underwriter in such Registration Statement or such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading, or (ii) any untrue statement or alleged untrue statement made by the Company or the Selling Stockholder in Section 3 of this Agreement or the failure by the Company or the Selling Stockholder to perform when and as required any agreement or covenant contained herein, or (iii) any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials provided by the Company or the Selling Stockholder or based upon written information furnished by or on behalf of the Company or the Selling Stockholder including, without limitation, slides, videos, films or tape recordings, used in connection with the marketing of the Shares or
      (iv) the Directed Share Program, provided that, neither the Company nor the Selling Stockholder shall be responsible for any loss, damage, expense, liability, or claim that is finally judicially determined to have resulted from the bad faith or gross negligence of the Underwriters in conducting the Directed Share Program, provided, further, that the indemnity agreement contained in clause (i) of this subsection (a) with respect to any Preliminary Prospectus or amended Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such loss, damage, expense, liability or claim purchased the Shares which is the subject thereof if the Prospectus corrected any such alleged untrue statement or omission and if such Underwriter failed to send or give a copy of the Prospectus to such person at or prior to the written confirmation of the sale of such Shares to such person, unless the failure is the result of noncompliance by the Company with Section 4(i)(g) hereof.

            If any action, suit or proceeding (together, a "Proceeding") is brought against an Underwriter or any such person in respect of which indemnity may be sought against the Company and the Selling Stockholder pursuant to the foregoing paragraph, such Underwriter or such person shall promptly notify the Company and the Selling Stockholder in writing of the institution of such Proceeding and the Company and the Selling Stockholder shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Company and the Selling Stockholder shall not relieve the Company and the Selling Stockholder from any liability which the Company and the Selling Stockholder may have to any Underwriter or any such person or otherwise except to the extent the Company or the Selling Stockholder is materially prejudiced thereby. Such Underwriter or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or of such person unless the employment of such counsel shall have been authorized in writing by the Company and the Selling Stockholder in connection with the defense of such Proceeding or the Company or the Selling Stockholder shall not have, within a reasonable period of time in light of the circumstances, employed counsel to be in charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded, upon written advice of counsel, that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Company and the Selling Stockholder (in which case the Company and the Selling Stockholder shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company and the Selling Stockholder and paid as incurred (it being understood, however, that the Company and the Selling Stockholder shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Company and the Selling Stockholder shall not be liable for any settlement of any Proceeding effected without the written consent of the Company and the Selling Stockholder, but if settled with the written consent of the Company and the Selling Stockholder, the Company and the Selling Stockholder jointly and severally agree to indemnify and hold harmless any Underwriter and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by the indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request for reimbursement of fees and expenses of counsel prior to the date of such settlement and
      (iii) such indemnified party shall have given the indemnifying party at least 30 days' prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

            (b) In connection with the offer and sale of the Reserved Shares, the Company agrees to pay UBS Warburg, at its request, the full purchase price of all Reserved Shares which were subject to a properly confirmed agreement to purchase and for which any Directed Share Participant failed to pay therefor and accept delivery thereof.

            (c) Each Underwriter severally agrees to indemnify, defend and hold harmless the Company, its directors and officers, any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and the Selling Stockholder and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company, the Selling Stockholder or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use with reference to such Underwriter in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading.

            If any Proceeding is brought against the Company, the Selling Stockholder or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company, the Selling Stockholder or such person shall promptly notify such Underwriter in writing of the institution of such Proceeding and such Underwriter shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such Underwriter shall not relieve such Underwriter from any liability which such Underwriter may have to the Company, the Selling Stockholder or any such person or otherwise except to the extent such Underwriter is materially prejudiced thereby. The Company, the Selling Stockholder or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company, the Selling Stockholder or such person unless the employment of such counsel shall have been authorized in writing by such Underwriter in connection with the defense of such Proceeding or such Underwriter shall not have, within a reasonable period of time in light of the circumstances, employed counsel to be in charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded, upon written advice of counsel, that there may be defenses available to it or them which are different from or additional to or in conflict with those available to such Underwriter (in which case such Underwriter shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such Underwriter may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that such Underwriter shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). No Underwriter shall be liable for any settlement of any such Proceeding effected without the written consent of such Underwriter but if settled with the written consent of such Underwriter, such Underwriter agrees to indemnify and hold harmless the Company, the Selling Stockholder and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request for reimbursement of fees and expenses of counsel prior to the date of such settlement and
      (iii) such indemnified party shall have given the indemnifying party at least 30 days' prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding.

            (d) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsection (a), (b) or (c) of this Section 9 in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholder on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Selling Stockholder and the total underwriting discounts and commissions received by the Underwriters bear to the aggregate public offering price of the Shares. The relative fault of the Company and the Selling Stockholder on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Selling Stockholder or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

            (e) The Company, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this
      Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (d) above. Notwithstanding the provisions of this Section 9, in no case shall any Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

            (f) The indemnity and contribution agreements contained in this
      Section 9 and the covenants, warranties and representations of the Company and the Selling Stockholder contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of either of the Company or the Selling Stockholder, their directors or officers or any person who controls any of the Company or the Selling Stockholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares. The Company, the Selling Stockholder and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company or the Selling Stockholder, against any of the officers or directors of the Company or the Selling Stockholder, as the case may be, in connection with the issuance and sale of the Shares, or in connection with the Registration Statement or Prospectus.

            10. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by hand delivery, first-class mail, facsimile transmission or overnight air courier:

                  (1)   if to the Underwriters:

                        UBS Warburg LLC
                        299 Park Avenue
                        New York, NY  10171
                        Fax No.: (212) 821-2446
                        Attention: Syndicate Department

                        with a copy to:

                        Dewey Ballantine LLP
                        1301 Avenue of the Americas
                        New York, NY  10019
                        Fax No.: (212) 259-6333
                        Attention: Frederick W. Kanner

                  (2)   if to the Company, at its address as follows:

                        Ribapharm Inc.
                        3300 Hyland Avenue
                        Costa Mesa, CA  92626
                        Fax No.: (714) 641-7274
                        Attention:  Roger D. Loomis, Jr., General Counsel

                        with a copy to:

                        Fried, Frank, Harris, Shriver & Jacobson
                        One New York Plaza
                        New York, NY  10004
                        Fax No.: (212) 859-4000
                        Attention: Jeffrey Bagner

                  (3) if to the Selling Stockholder, at its address as follows:

                        ICN Pharmaceuticals, Inc.
                        3300 Hyland Avenue
                        Costa Mesa, CA  92626
                        Fax No.: (714) 641-7206
                        Attention:  Gregory Keever, General Counsel

                        with a copy to:

                        Fried, Frank, Harris, Shriver & Jacobson
                        One New York Plaza
                        New York, NY  10004
                        Fax No.: (212) 859-4000
                        Attention: Jeffrey Bagner

            All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged by recipient's facsimile machine operator, if sent by facsimile transmission; and on the day delivered, if sent by overnight air courier.

            11. Information Furnished by the Underwriters. The statements set forth in the last paragraph on the cover page of the Prospectus and the statements set forth in the fifth, sixth, tenth and eleventh paragraphs under the caption "Underwriting" in the Prospectus constitute the only information furnished by or on behalf of the Underwriters as such information is referred to in Sections 3 and 9 hereof.

            12. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement ("Claim"), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

            13. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and you, the Company and the Selling Stockholder consent to the jurisdiction of such courts and personal service with respect thereto. The Company and the Selling Stockholder hereby consent to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against an Underwriter or any indemnified party. Each Underwriter, the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and the Selling Stockholder (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company and the Selling Stockholder agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company or the Selling Stockholder, as the case may be, and may be enforced in any other courts in the jurisdiction of which the Company or the Selling Stockholder is or may be subject, by suit upon such judgment.

            14. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company and the Selling Stockholder and, to the extent provided in Section 9 hereof, the controlling persons, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

            15. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

            16. Successors and Assigns. This Agreement shall be binding upon the Underwriters, the Company and the Selling Stockholder and their successors and assigns and any successor or assign of any substantial portion of the Company's and the Selling Stockholder's and any of the Underwriters' respective businesses and/or assets; provided, however, that the Company shall not be deemed a successor or assign of the Selling Stockholder by reason of the Spin-off.

            17. Miscellaneous. UBS Warburg LLC, an indirect, wholly owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS Warburg LLC. Because UBS Warburg LLC is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by UBS Warburg LLC are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

            A lending affiliate of UBS Warburg LLC may have lending relationships with issuers of securities underwritten or privately placed by UBS Warburg LLC. To the extent required under the securities laws, prospectuses and other disclosure documents for securities underwritten or privately placed by UBS Warburg LLC will disclose the existence of any such lending relationships and whether the proceeds of the issue will be used to repay debts owed to affiliates of UBS Warburg LLC.

            If the foregoing correctly sets forth the understanding among the Company, the Selling Stockholder and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement among the Company, the Selling Stockholder and the several Underwriters.

                                    Very truly yours,

                                    RIBAPHARM INC.


                                    By: _______________________________
                                        Name:
                                        Title:



                                    ICN PHARMACEUTICALS, INC.

                                    By: _______________________________
                                        Name:
                                        Title:


Accepted and agreed to as of the
  date first above written

UBS WARBURG LLC
CIBC WORLD MARKETS CORP.
SG COWEN SECURITIES CORPORATION

As Representatives of the several Underwriters


By:  UBS WARBURG LLC


By: ________________________________
    Name:
    Title:


By: _________________________________
    Name:
    Title:

                                   SCHEDULE A


                                                                 Number of
Underwriter                                                     Firm Shares
-----------                                                     -----------
UBS WARBURG LLC
CIBC WORLD MARKETS CORP.
SG COWEN SECURITIES CORPORATION

                              Total ....................        26,000,000
                                                                ==========

                                                                       EXHIBIT I

                                 Ribapharm Inc.

                                  Common Stock

                                ($.01 Par Value)

                                                                __________, 2002


UBS Warburg LLC
299 Park Avenue
New York, NY  10171

Ladies and Gentlemen:

      This letter is being delivered to you, as lead underwriter, in connection with the proposed Underwriting Agreement (the "Underwriting Agreement"), relating to the public offering of the common stock, $.01 par value per share (the "Common Stock") of Ribapharm Inc. (the "Company").

      In order to induce the representatives of the several underwriters to enter into the Underwriting Agreement, the undersigned agrees that for a period of 180 days after the date of the Underwriting Agreement (the "Lock-Up Period") the undersigned will not, without the prior written consent of UBS Warburg LLC,
(i) sell, offer to sell, contract to sell, hypothecate, pledge, grant any option to sell or otherwise dispose of, contract to dispose of, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission (the "Commission") in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, any shares of Common Stock, any securities convertible into or exercisable or exchangeable for such Common Stock or any securities substantially similar to the Common Stock; (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii).

      The foregoing notwithstanding, the restrictions described in the paragraph above shall not apply to (a) bona fide gifts of Common Stock or (b) transfers of Common Stock by will or intestacy to the undersigned's immediate family or to any trust for the direct or indirect benefit of the undersigned or any member of the immediately family of the undersigned, provided that in the case of any transfer pursuant to clause (a) or (b) the transferee agrees in writing to be bound by the provisions of this agreement for the remainder of the Lock-Up Period. For purposes of this agreement, "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than that of first cousin.

                                      * * *

            If for any reason the Underwriting Agreement shall be terminated prior to the time of purchase (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

                                    Yours very truly,

                                    _________________________
                                    Name:
                                    Title:

                                                                   EXHIBIT II(a)


           Legal Opinion of Fried, Frank, Harris, Shriver & Jacobson,
                         special counsel to the Company

                                                                   EXHIBIT II(b)


           Legal Opinion of Fried, Frank, Harris, Shriver & Jacobson, special counsel to the Selling Stockholder

                                                                   EXHIBIT II(c)

      Legal Opinion of Roger D. Loomis, Jr., General Counsel of the Company

                                                                   EXHIBIT II(d)

   Legal Opinion of Gregory Keever, General Counsel of the Selling Stockholder

                                                                   EXHIBIT II(e)

   Legal Opinion of Rutan & Tucker, LLP, intellectual property counsel of the Company

                                                                   EXHIBIT II(f)

   Legal Opinion of Hogan & Hartson L.L.P., regulatory counsel of the Company

                                                                   EXHIBIT II(g)

               Legal Opinion of Morris, Nichols, Arsht & Tunnell, special Delaware counsel to the Company and the Selling Stockholder

                                                                   EXHIBIT II(h)

                      Legal Opinion of Proskauer Rose LLP,
      special litigation counsel to the Company and the Selling Stockholder

                                                                   EXHIBIT II(i)

                     Legal Opinion of Coudert Brothers LLP,
      special litigation counsel to the Company and the Selling Stockholder